Exhibit 10.2

AMENDMENT NO. 1 TO

AMENDED AND RESTATED EXCLUSIVE SOFTWARE LICENSE AGREEMENT

This Amendment No. 1 to the Amended and Restated Exclusive Software License Agreement (the “First Amendment”) is entered into as of December 13, 2022 by and between SDE Inc., a California corporation (“Licensor”), and SNAIL GAMES USA, INC., a California corporation (“Licensee”). Licensor and together with Licensee, the “Parties,” and each, a “Party”). Capitalized terms used and not defined in this First Amendment have the respective meanings assigned to them in the Existing Agreement (as defined below).

WHEREAS, the Parties entered into that certain Amended and Restated Exclusive Software License Agreement dated January 1, 2022 (the “Existing Agreement”);

WHEREAS, the Parties desire to amend certain terms of the Existing Agreement pertaining to the Royalty Payments with respect to the Game; and

WHEREAS, for the purposes of reflecting the items described in the foregoing recital, the Parties desire to amend the Existing Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.Amendments to the Existing Agreement. As of the date hereof, the Existing Agreement is hereby amended as follows:

(a)Monthly License Fee.  Section 4.01 of the Existing Agreement is  hereby amended by deleting it in its entirety and replacing it with the following:

“Section 4.01 Monthly License Fee. During the Term, Licensee shall pay Licensor a monthly licensing fee of one million five hundred thousand U.S. dollars ($1,500,000), for a total of eighteen million U.S. dollars ($18,000,000) per year; provided, however, Licensee’s obligation to pay the foregoing monthly licensing fee shall be automatically terminated upon the public release of the sequel of the Game being developed by Licensor and currently titled as “ARK 2” (the “New Game”); provided, further however, Licensee shall remain obligated to pay the unpaid licensing fee attributable to the period ending on the date of the public release of the New Game.”

(b)Royalty Payments.  Section 4.02 of the Existing Agreement is  hereby amended by deleting it in its entirety and replacing it with the following:

“Section 4.02 Royalty Payments.  Licensee shall pay Licensor twenty-five percent (25%) of the Total Revenue of the Game (hereinafter referred to as the “Royalty Payment”). For the avoidance of doubt, Licensee shall retain the remaining seventy-five percent (75%) of the Total Revenue. Upon the public release of the New Game and concurrently with the termination of Licensee’s obligation to pay the monthly licensing fee under Section 4.01, the amount of the Royalty Payment shall increase from twenty-five percent (25%) of the Total Revenue of the Game to forty-five percent (45%) of the Total Revenue of the Game, and Licensee shall retain the remaining fifty-five percent (55%) of the Total Revenue. For the avoidance of doubt, Licensee shall not owe Licensor any royalty payments based on Retail Revenue.”

2.Limitation of Amendment. Except as specifically set forth herein, this First Amendment shall not be deemed to waive, amend or modify any term or condition of the Existing Agreement, which is hereby ratified and reaffirmed and which shall remain in full force and effect according to its terms.

3.Counterparts; Electronic Signature. This First Amendment may be executed and delivered in two or more counterparts, each of which shall be deemed an original, and all of which shall be deemed to constitute one and the same agreement.  An executed counterpart of this First Amendment delivered by fax or other means of electronic communications, including DocuSign, and shall be deemed to be an original and shall be as effective for all purposes as delivery of a manually executed counterpart.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this First Amendment as of the date first written above.

SNAIL GAMES USA, INC.

By	/s/ Jim Tsai
Name: Jim Tsai
Title: Chief Executive Officer

SDE INC.

By	/s/ Zhou Ying
Name: Zhou Ying
Title: Chief Executive Officer